FIRST AMENDMENT AGREEMENT TO NOTE PURCHASE
              AGREEMENT DATED AS OF DECEMBER 15, 1995


     This First Amendment Agreement ("Amendment") is entered into as of this ___ day of June, 1999, for the purpose of amending those certain separate Note Purchase Agreements, each dated as of December 15, 1995 (hereinafter collectively the "Existing Agreement") to which National Consumer Cooperative Bank, which also conducts business as National Cooperative Bank (hereinafter the "Company") and each of the institutions signatory hereto are parties.

                            Recitals

     The Company, First AUSA Life Insurance Company, PFL Life Investors Insurance Company and The Canada Life Assurance Company (collectively the "Noteholders") are parties to the Existing Agreement, pursuant to which the Company sold the Series D Notes and the Series E Notes in the aggregate principal amounts of $12,500,000 and $12,500,000, respectively (collectively the "Notes"). Capitalized terms used and not defined herein have the meanings stated in the Existing Agreement. The Company, by an Amendment No. 1 to Third Amended and Restated Loan Agreement, dated as of May 27, 1998, amended the Bank Loan Agreement in certain respects, and the Company has requested that the Noteholders amend the definitions of "Consolidated Debt" and "Restricted Investments" in the Existing Agreement and consider other amendments to make the covenants in the Existing Agreement conform to the Bank Loan Agreement as amended from time to time. Each of the Noteholders is agreeable to the Company's request, subject to the terms of this Amendment.

     NOW THEREFORE, upon the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in
Section 3 hereof, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  The Recitals are incorporated by reference herein.

     2.  Amendments to the Existing Agreement.

          A. Section 7.8 at page 23 of the Existing Agreement is amended in subsection (a) by deleting "eight hundred percent
(800%)" and substituting "one thousand percent (1,000%)" and by deleting subsection (b) and changing "(c)" to "(b)".

          B. Section 7.22 at page 28 of the Existing Agreement is amended, in clause (b), by deleting the period at the end and adding "unless, after receipt of a written request from the Company for Noteholders' consents to such supersession, replacement, amendment, supplement or modification, each Noteholder delivers its written consent thereto.

          C. The definition of "Consolidated Debt" at page 41 of the Existing Agreement is hereby amended by deleting clause (b) and substituting "(b) the aggregate amount of Asset
Securitization Recourse Liabilities of the Company or any Restricted Subsidiary to the extent, but only to the extent, that such obligations have matured."

          D. The definition of "Restricted Investments" in the Existing Agreement is amended at page 50 by (i) adding "and" after the semicolon at the end of clause (o), (ii) adding

          "(p) Equity Investments provided that (i) the aggregate amount of such Equity Investments (on a cumulative basis) does not exceed an amount equal to ten (10%) percent of Consolidated Adjusted Net Worth as at any date of determination hereof, after giving effect to any such Equity Investment, and (ii) no single Equity Investment in any Person may be greater than $2,000,000. For purposes hereof, Equity Investment(s) shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities."; and (iii) in the immediately following proviso, deleting "clauses
(a) through (o)" and substituting "clauses (a) through (p)".

          E. The definition of "Bank Loan Agreement" at page 37 of the Existing Agreement is deleted and the following is substituted:

               "Bank Loan Agreement" means the Third Amended and Restated Loan Agreement, dated as of May 28, 1997, by and among the Company, the banks signatory thereto and Fleet Bank, N.A. (formerly known as Natwest Bank, N.A.), as agent, as amended from time to time."

     3.   Effectiveness.  The provisions of Section 1 of this
Amendment shall become effective and binding upon the parties hereto on the Effective Date upon the satisfaction in full of each of the following conditions:

          (a) The Company and each Noteholder shall have executed and delivered a counterpart of this Amendment;

          (b) the Company shall have executed and delivered an Officer's Certificate as to the absence of any Event of Default under the Existing Agreement; and

           (c ) the Company shall have paid in full all costs and expenses, including without limitation fees and disbursement of outside special counsel, incurred by each Noteholder in connection with review and implementation of this Amendment.

Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Existing Agreement to "this Agreement", "hereunder", "herein" or words of like import, and each reference in the Notes to the Existing Agreement, shall mean and be a reference to the Existing Agreement as amended hereby.

     4.   Duplicate Originals; Execution in Counterpart.   Two or
more duplicate originals of this Amendment may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument.
This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

     5. Limitation of Amendment. The terms of this Amendment shall not operate as or constitute a waiver by Noteholders of, or otherwise prejudice, Noteholders' rights, remedies or powers under the Existing Agreement or the Notes or under applicable law. Except as expressly provided herein,

               (i)  no other terms and provisions of the Existing
          Agreement are modified or changed by this Amendment, and

               (ii) the terms and provisions of the Existing
          Agreement shall continue in full force and effect.

The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Amended Agreement and the Notes.

     6.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers as of the date first above written.

                         NATIONAL CONSUMER COOPERATIVE BANK



                         BY: ______________________________
                         Name:  William E. Seas, III
                         Title: Treasurer



                         FIRST AUSA LIFE INSURANCE COMPANY


                         By: _____________________________
                         Name:
                         Title:



                          PFL LIFE INSURANCE COMPANY




                          By:__________________________________
                          Name:
                          Title:


                          THE CANADA LIFE ASSURANCE COMPANY



                          By:_______________________________
                          Name:
                          Title: